Exhibit 99.1

FOR IMMEDIATE RELEASE

Cytocom Inc. Provides Updates on Key Clinical Programs for Crohn’s Disease, Hematology, Pancreatic Cancer and COVID-19

Patient enrollment in Phase 3 pediatric Crohn’s disease trial expected to initiate by year-end 2021; End-of-Phase 2 meeting successfully completed in July

Exploring development of entolimod in hematology indications

Plan to initiate a clinical trial exploring CYTO-401 in pancreatic cancer in 1H22

Plan to study CYTO-205 in patients with acute and post-acute COVID-19

FORT COLLINS, Colo., August 9, 2021 /PRNewswire/ -- Cytocom Inc. (Nasdaq: CBLI), a leading biopharmaceutical company creating next-generation immune therapies that focus on immune restoration and homeostasis, today provided an update regarding its portfolio of clinical programs.

“We are excited and believe that we are well positioned to further the development of our clinical-stage pipeline and showcase the power of our expanded post-merger drug development capabilities,” stated Michael K. Handley, President and CEO of Cytocom. “We are strategically focused on immune-modulating treatments designed to address anemia and neutropenia, emergent viruses, cancer, and autoimmune diseases.”

Mr. Handley continued, “The coming months will be busy. We are completing the necessary steps to begin enrolling patients by year-end 2021 in a Phase 3 clinical trial for our lead drug candidate, CYTO-201, for the treatment of Crohn’s disease. Building on our legacy Cytocom pipeline are the Cleveland BioLabs assets, specifically entolimod, an immune-stimulatory agent. We are eager to explore new indications for entolimod and remain excited about the potential for toll-like receptor 5 agonists in treating neutropenia and anemia in cancer patients. Our team is working to put together development plans in hematology and we are in talks with a renowned medical facility to begin a clinical study using entolimod in the coming months.”

Mr. Handley concluded, “In addition, we plan to follow in the first half of 2022 with a clinical trial exploring CYTO-401 as an adjunct to standard of care therapy to extend the duration of disease remission in patients with pancreatic cancer. We are also completing the necessary steps to activate clinical trial sites and begin enrolling patients in clinical trials exploring CYTO-205 in patients with acute and post-acute COVID-19. This could be a particularly compelling opportunity given the pernicious nature of the SARS-CoV-2 virus, which, despite growing vaccination rates, continues to impact millions of people worldwide. What’s more, the medical community has specifically expressed interest on a “long haulers” study.”

CYTO-201 and Crohn's Disease

Cytocom's lead investigational drug candidate, CYTO-201, is being studied for the treatment of pediatric patients with Crohn's disease, an inflammatory bowel disease that causes chronic inflammation of the gastrointestinal (or digestive) tract, causing symptoms such as persistent diarrhea, abdominal pain and rectal bleeding. Studies show that because the signs and symptoms of the disease are unpredictable, patients living with the disease endure significant burdens, not only physical, but also emotional and economic.

On July 27, 2021, Cytocom completed a successful end of Phase 2 meeting with the U.S. Food and Drug Administration (FDA) regarding a clinical development plan for a Phase 3 clinical trial evaluating CYTO-201 in pediatric Crohn’s patients. Cytocom is partnering with ICON plc (NASDAQ: ICLR), a global contract research organization (CRO), to manage the trial, and expects to begin enrolling patients by year-end 2021.

Entolimod and Hematology

Cytocom’s new management team is now reviewing information regarding the past development work for entolimod, as well as previous clinical trial data. The company plans to address the clinical hold imposed by the U.S. Food and Drug Administrations (FDA) in 2019 in order to initiate clinical trials for new indications. In addition to continuing work on the Acute Radiation Syndrome or ARS, Cytocom plans to explore new indications for entolimod based on the potential of toll-like receptor 5 agonists in hematology indications, specifically the treatment of neutropenia and anemia in cancer patients. Cytocom is developing a hematology program and discussions are underway with a renowned academic institution to potentially initiate the first study later this year using entolimod in a hematology indication.

CYTO-401 and Pancreatic Cancer

Cytocom is developing CYTO-401 as an adjunct to standard of care therapy to extend the duration of disease remission in patients with pancreatic cancer. In August 2021, the company received FDA feedback regarding the clinical development program. Having feedback on the development program and establishing an advisory panel of oncology experts, Cytocom is now evaluating contract research organizations (CROs) and is planning to initiate the clinical trial in the first half of 2022.

CYTO-205 and Acute and Post-Acute COVID-19

With the FDA having cleared an Investigational New Drug (IND) application, Cytocom expects to begin a Phase 2 clinical trial in the third quarter of 2021 to evaluate the safety and efficacy of CYTO-205 to slow or halt the progression of the SARS-CoV-2, the virus that causes COVID-19.

Cytocom is finalizing protocols for a study evaluating CYTO-205 in patients with post-acute COVID-19 syndrome (PACS). Also known as “long haulers,” these patients represent a high unmet medical need with roughly 30% of all COVID-19 infections developing into long-haul syndrome. Cytocom plans to conduct the trial under the existing IND and expects to begin enrolling patients by year-end 2021. CYTO-205 is designed to modulate immune system function by decreasing elevated inflammatory responses associated with viral infection.

About Cytocom

Cytocom Inc. is a clinical-stage biopharmaceutical company developing novel immunotherapies targeting autoimmune, neutropenia/anemia, emerging viruses and cancers based on a proprietary platform designed to rebalance the body’s immune system and restore homeostasis. The company also has one of the largest platforms of toll-like immune receptors (TLR4, TLR5 and TLR9) in the biopharmaceutical industry, addressing conditions such as radiation sickness and cancer treatment side effects. Cytocom is developing therapies designed to elicit directly within patients a robust and durable response of antigen-specific killer T-cells and antibodies, thereby activating essential immune defenses against autoimmune, inflammatory, infectious diseases, and cancers. Specifically, Cytocom has several clinical-stage development programs for Crohn’s disease, hematology, pancreatic cancer, and COVID-19 in addition to expansion to fibromyalgia and multiple sclerosis. To learn more about Cytocom Inc., please visit www.cytocom.com.

Forward Looking Statements:

This press release contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical fact contained in this press release, including statements regarding the expected clinical development timeline for its product candidates. The words "anticipate," "believe," "continue," "should," "estimate," "expect," "intend," "may," "plan," "project," "will," and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on the current expectations about future events held by management. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. The company’s actual future results may differ materially from those discussed here for various reasons. The company discusses many of these risks under the heading "Risk Factors" in the proxy statement/prospectus filed with the SEC on June 10, 2021, as updated by the company’s other filings with the SEC. Factors that may cause such differences include, but are not limited to, the outcome of any legal proceedings that have been or may be instituted against the company related to the merger with Cleveland BioLabs; unexpected costs, charges or expenses resulting from the merger; our need for additional financing to meet our business objectives; our history of operating losses; our ability to successfully develop, obtain regulatory approval for, and commercialize our products in a timely manner; our plans to research, develop and commercialize our product candidates; our ability to attract collaborators with development, regulatory and commercialization expertise; our plans and expectations with respect to future clinical trials and commercial scale-up activities; our reliance on third-party manufacturers of our product candidates; the size and growth potential of the markets for our product candidates, and our ability to serve those markets; the rate and degree of market acceptance of our product candidates; regulatory requirements and developments in the United States, the European Union and foreign countries; the performance of our third-party suppliers and manufacturers; the success of competing therapies that are or may become available; our ability to attract and retain key scientific or management personnel; our historical reliance on government funding for a significant portion of our operating costs and expenses; government contracting processes and requirements; the exercise of significant influence over our company by our largest individual stockholder; the impact of the novel coronavirus ("COVID-19") pandemic on our business, operations and clinical development; the geopolitical relationship between the United States and the Russian Federation as well as general business, legal, financial and other conditions within the Russian Federation; our ability to obtain and maintain intellectual property protection for our product candidates; our potential vulnerability to cybersecurity breaches; and other factors discussed in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2020 and the risk factors discussed under the heading “Risk Factors” in the proxy statement/prospectus the company filed in connection with the merger on June 10, 2021.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

Contacts:

Cytocom, Inc.

Nichol Ochsner

Senior V.P. Investor Relations and Corporate Communications

(732) 754-2545

nichol.ochsner@cytocom.com

Tiberend Strategic Advisors, Inc.

Maureen McEnroe, CFA (Investors)

(212) 375-2664

mmcenroe@tiberend.com

Johanna Bennett (Media)

(212) 375-2686

jbennett@tiberend.com

######